Exhibit 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ACELL, INC. IF PUBLICLY DISCLOSED.

AGREEMENT OF LEASE

This AGREEMENT OF LEASE (hereinafter referred to as the “Lease”) is made as of the 1st day of October, 2014 (the “Effective Date”), between 3589 Sagamore, LLC, an Indiana limited liability company (hereinafter referred to as “Landlord”), and ACell, Inc., a Delaware corporation (hereinafter referred to individually and collectively as “Tenant”).  This Lease shall supersede and replace the following two Agreements of Lease: (i) Agreement of Lease, dated February 25, 2013, by and between Landlord and Tenant, for approximately 28,000 rsf in the Building, as amended by a certain First Lease Addendum, dated September 3, 2013; and (ii) Agreement of Lease, dated September 3, 2013, by and between Landlord and Tenant for approximately 14,000 rsf in the Building (the “Expansion Lease”) (together, these two current Agreements of Lease hereinafter the “Current Leases”). Tenant acknowledges and agrees that this Lease is not effective, nor binding, on either Landlord or Tenant until both Landlord and Tenant have signed this Lease and delivered a signed copy of this Lease to the other party.  Landlord and Tenant each acknowledge and agree that the Current Leases shall not be superseded and replaced by this Lease until the Commencement Date.

WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby accepts, the premises consisting of Fifty One Thousand Eighty Two (51,082) rentable square feet (hereinafter referred to as the “Premises” and depicted on Exhibit “A”) of the building containing approximately 54,000 rentable square feet known as INOK Professional Office Center, (hereinafter referred to as the “Building”) on land at 3589 Sagamore Parkway North, Lafayette, Indiana 47904 (hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the “Land”) , subject to the covenants, terms, provisions and conditions of this Lease.

In consideration thereof, Landlord and Tenant covenant and agree as follows:

1.                                      TERM:

The “Commencement Date” shall be January 1, 2015. The term of this Lease (hereinafter referred to as “Term”) shall expire one hundred twenty (120) full months after the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

2.                                      LANDLORD’S IMPROVEMENTS; TENANT’S WORK; TENANT’S POSSESSION:

A.                                    Landlord’s Improvements. On or before September 1, 2014, Tenant acknowledges and agrees it shall provide to Landlord drawings depicting in reasonable detail the number and location of all necessary four inch diameter sanitary sewer floor drains in the 14,000 square foot Addition (as defined in Section 2.A of the Expansion Lease (the “Floor Drain Drawings”). Landlord, at its sole cost and expense, shall install up to eight (8) four inch diameter sanitary sewer floor drains in the Addition in the locations as depicted on the Floor Drain Drawings and pour the concrete slab floor in the Addition (“Landlord’s Improvements”). Tenant shall pay the costs of any additional sanitary sewer floor drains.  Provided Tenant provides the Floor Drain Drawings on or before September 1, 2014, Landlord acknowledges and agrees that it substantially complete Landlord’s Work prior to the Commencement Date. If Tenant fails to provide Landlord with the Floor Drain Drawings on or before September 1, 2014, Landlord shall have the right, but not the obligation to install eight four inch diameter sanitary sewer floor drains in such locations as determined by Landlord in its sole and absolute discretion, and to otherwise complete Landlord’s Work.

The Landlord’s Improvements shall comply with all applicable laws, ordinances, rules, codes, and regulations of governmental authorities.  All construction shall be done in a good workmanlike manner.  If the Landlord’s Improvements are not substantially completed on or before the Commencement Date, Tenant shall have the right to abatement of Rent for the Addition until such time as the Landlord’s Work is substantially completed. Substantially complete means:

(i)                                     completing the Landlord’s Improvements so that (I) Tenant, at its sole cost and expense, can begin to install and construct Tenant’s leasehold improvements, fixtures and equipment and {II) with respect to the Landlord’s Improvements, only incomplete items are minor or insubstantial details of construction or mechanical adjustments; and

(ii)                                  Tenant, its employees, agents, and invitees, have ready access to the Premises.

Notwithstanding the foregoing, if Landlord’s failure to substantially complete the Landlord’s Improvements is a direct result of strike, lockout, shortage in material, Tenant’s acts or failure to act as required hereunder (including, but not limited to, timely providing Landlord with the Floor Drain Drawings), or act of God, then the time periods set forth above shall be delayed until such cause giving rise to the delay ceases to exist.

B.                                    Tenant’s Possession and Tenant’s Work. On the Commencement Date, Landlord shall deliver to Tenant possession of the entire Premises, including that portion of the Premises not included in the Current Leases, in “AS-IS” condition with the addition of Landlord’s Work so that Tenant can commence performing, at Tenant’s sole cost and expense (but subject to the Construction Allowance as hereinafter defined), Tenant’s work, including, but not limited to, installation of: plumbing; electrical; HVAC; installation of F&E and other improvements necessary to prepare the Premises for Tenant’s use and occupancy (collectively, the “Tenant’s Work”). Tenant has provided Landlord with a complete set of construction drawings for Tenant’s work (the “Construction Drawings”) and Landlord hereby approves the Construction Drawings. Tenant shall have the right to select contractors and subcontractors to perform Tenant’s Work subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Tenant’s Work is to be performed by a general contractor selected by Tenant, such general contractor shall meet all requirements of Landlord with respect to bonding capacity and meeting all insurance requirements. Landlord may inspect Tenant’s Work from time to time. The Tenant’s Work shall comply with all applicable laws, ordinances, rules, codes, and regulations  of governmental authorities.  All construction shall be done in a good workmanlike manner using materials as specified or depicted in the Construction Drawings.

Landlord shall pay to Tenant a construction allowance toward the cost of designing and performing Tenant’s Work in an amount not to exceed $[*] (the “Construction Allowance”).  Tenant acknowledges and agrees that the Construction Allowance includes the [*] Landlord was required to pay Tenant toward the cost of installing the electrical and HVAC work described in the Expansion Lease. The Construction Allowance shall be disbursed to Tenant, or as directed by Tenant, within ten (10) days after Tenant receives its occupancy permit and Tenant delivers to. Landlord its written request for the Construction Allowance accompanied by copies of the invoices to which the requisition relates, evidence of payment by Tenant, contractor’s affidavits, full and final waivers of all liens for work, labor, services and/or materials, or other reasonable documentation as Landlord or Landlord’s lender deems necessary.

3.                                      BASE RENT:

Except as otherwise modified by section 33 below, Tenant shall pay to Landlord or Landlord’s agent at the office of the Building, or at such other place as Landlord may from time to time designate in writing, commencing on the Commencement Date and on the first day of each month thereafter during the remainder of the Term of this Lease, rent (hereinafter referred to as “Base Rent”) as follows:

TERM	BASE RENT PLR. MONTH
Months 1-6	[*]
Months 7-60	[*]
Months 61-120	[*]

4.                                      ADDITIONAL RENT:

In addition to paying the Base Rent specified in Section 3 hereof, Tenant shall pay as “Additional Rent” the amounts determined as hereinafter set forth. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the “Rent’. All amounts due under this Section 4 as Additional Rent shall be payable commencing on the date the Base Rent obligation commences (i.e., Month 1) as set forth in Section 3 above. Without limitation on other obligations of Tenant Which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Section 4 for periods prior to the termination of this Lease, shall survive expiration of the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of days of the Term falling within such Calendar Year.

A.  Definitions: As used in this section 4, the terms:

(i)  “Calendar Year” shall mean each calendar year in which any part of the term falls, through and including the year in which the Term expires;

(ii)  Except as otherwise modified by Section “Tenant’s Rentable Area” shall mean 51,082 square feet;

(iii)  Except as otherwise modified by Section 33 below, “Tenant’s Proportionate Share” shall mean 95% percentage being the percentage calculated by dividing 54,000 square the Tenant’s Rentable Area contained in the Premises; rentable area shall be determined by the Landlord on a uniform basis for the tenants of the Building;

(iv)  “Taxes” shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Land and/or Building and ad valorem taxes for any personal property used in connection therewith. Should the State of Indiana, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Land and/or the Building, (a) impose a tax, assessment, charge or fee, or increase a then existing tax, assessment charge or fee, which Landlord shall be required to pay either by way of substitution for such real estate taxes and ad valorem personal property taxes, or in addition to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for a tax levied against the Land and/or the Building and/or the personal property used in connection with the Land or Building, all such taxes, assessments, fees or charges (hereinafter defined as “in lieu taxes”) shall be deemed to constitute Taxes hereunder. Taxes shall also include all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to in lieu taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax; and

(v)  “Operating Expenses” shall mean all reasonable and customary expenses, costs and disbursements (other than Taxes) of every kind and nature for the applicable Calendar Year on an accrual basis paid or incurred by Landlord or Landlord’s beneficiaries in connection with the ownership, management, operation and repair of the Land and Building, determined in accordance with generally accepted accounting principles consistently applied, except the following:

(a) Costs of alterations of any other tenant’s premises;

(b) Principal or interest payments on loans secured by mortgages or trust deeds on the Building and/or on the Land;

(c) Costs of Capital Improvements, except that Operating Expenses shall include: (1) the cost during the Term, as reasonably amortized by Landlord over the full economic life of the improvement, together with interest thereon at the prime lending rate as stated from time to time by FIFTH THIRD BANK on the unamortized amount of any capital improvement completed after the Base Year which reduces any component cost included within Operating Expenses; and (2) the cost of any capital improvements which are necessary to keep the Land and Building in compliance with all governmental rules and regulations applicable from time to time thereto, and to the extent that Operating Expenses are reduced to the capital improvement;

(d) Real estate brokers’ leasing commission;

(e) Attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants; and

(f) Payments to affiliates of Landlord or Landlord’s beneficiaries in excess of the fair market value of the goods or services provided by such affiliates.

B.  Additional Rent. Upon commencement of Tenant’s obligation to pay Base Rent hereunder, Tenant shall pay to Landlord as Additional Rent, in addition to the Base Rent required by Section 3 hereof an amount (“Additional Rent”) equal to Tenant’s Proportionate Share of the Taxes and Operating Expenses incurred by Landlord during each Calendar Year. The Additional Rent with respect to each Calendar Year shall be paid in monthly installments, in an amount reasonably estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses and Taxes in accordance with generally accepted accounting principles and shall make such books and records available to Tenant for inspection and copying, upon Tenant’s request. As promptly as practicable following the close of each Calendar Year, Landlord shall cause a firm of independent certified public accountants to review such books and records (and to do such other work as may be necessary to enable such firm to give the certificate hereinafter required) and to deliver to Landlord its certificate specifying the amount of Operating Expenses and Taxes for such Calendar Year for the Building. After receipt of such certificate, Landlord shall cause the amount of the Additional Rent for such Calendar Year to be computed based on Operating Expenses and Taxes for such Calendar Year for the Building as specified in such firm’s certificate and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. The certificate of such independent Accounting firm as to the amount of Operating Expenses and Taxes for such Calendar Year for the Building shall constitute a determination which is final and conclusive on Tenant. If the total for the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Additional Rent due from Tenant for such Calendar Year, at Landlords option, such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. The amount of the refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. All references to Taxes “for” a particular year shall be deemed to refer to Taxes assessed or levied during such year without regard to when such Taxes are paid. Termination of this Lease shall not terminate the obligation of Landlord to make refunds to Tenant unless such termination is due to the default of the Tenant.

5.                                      SECURITY DEPOSIT:

Landlord and Tenant each acknowledge and agree that Tenant has deposited with Landlord a total of [*] as security deposits pursuant to the Current Leases (the “Prior Security Deposits”). On the Effective Date, Tenant shall deposit an additional [*] with Landlord as additional security (the “Additional Security Deposit”) for the performance of all covenants and agreements of Tenant hereunder. Landlord and Tenant each acknowledge and agree that Landlord shall retain the Prior Security Deposits and the Additional Security Deposit as security for the performance of all covenants and agreements of Tenant hereunder. For purposes of this Lease, the Prior Security Deposits and the Additional Security Deposit shall be referred to as the “Security Deposit”.  Landlord may at any time or times apply all or any portion of the Security Deposit in payment of any amounts due Landlord from Tenant. Upon termination of the Lease and full performance of all of Tenant’s obligations hereunder, so much of the security Deposit as remains unapplied shall be returned to Tenant.  The Security Deposit shall not bear interest. The Security Deposit shall not be deemed or construed as advance payment of rent for any month of the Term of the Lease.

6.                                      USE AND CONDITION OF PREMISES:

Tenant shall use and occupy the Premises for medical biomaterial related processing, and administrative, operational and development activities associated with such processing. The Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, subject to any latent defects. No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation by

Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant, except as set forth in Section 1 above.

7.                                      SERVICES.

A.  List of Services. Landlord shall provide the following services on all days during the Term, except Sundays and federal and state legal holidays, unless otherwise stated:

(i)  Heating and air conditioning in the Premises, 24 hours per day 365 days per year.

(ii)  All natural gas service to the Premises.

(iii)  All electrical service to the Premises.

(iv)  Lafayette Water Company water and sewer service from the regular Building outlets for drinking, lavatory and toilet purposes.

(v)  Adequate wiring and facilities for standard building lighting fixtures provided by Landlord and for Tenant’s incidental uses. Tenant shall bear the cost of replacement bulbs and ballasts for lighting fixtures. In respect to such incidental uses, adequate electrical wiring and facilities will be furnished in the Premises by Landlord, provided that (a) the connected electrical load of the incidental use equipment and lights does not exceed an average of one (1) watt per square foot of the Premises;

(b)  the electricity so furnished for incidental uses will be at a nominal 120 volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding 15 amperes; and

(c)  such electricity will be used only for equipment and accessories normal to office usage. If Tenant’s requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at the Tenant’s expense by arrangement with Duke Energy.

(iv)  Janitor services in and about the common areas of the Building comparable to the standard janitor service furnished by other similar Tippecanoe County, Indiana office buildings.

(v)  Window washing of all outside windows in the Premises at intervals to be determined by Landlord, but not less than two (2) times per Calendar Year.

(vi)  Snow plowing and landscape maintenance.

B.  Interruption of Services. Tenant agrees that Landlord shall not be liable for damages, either by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of the Tenant’s use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease unless the above services are interrupted for three (3) consecutive banking business days. Landlord shall be diligent in its efforts to cure such failure or diminution.

C.  Charges for Services, Charges for any services for which Tenant is required to pay from time to time hereunder shall be due and payable at the same time as the installment of Rent with which they are billed, or, if billed separately, shall be due and payable within thirty (30) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, with notice to Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of the Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

8.                                      REPAIRS:

A.  Repairs By Landlord. During the Term, Landlord will keep the foundation, exterior walls, roof, downspouts and gutters, all structural elements of the Building,

and the plumbing and electrical systems in the common areas of the Building, in good order, condition and repair. Landlord shall be responsible, at its sole cost and expense, for the replacement (not preventative maintenance and repair) of the Excluded HVAC Units (as such are defined in Section 8.B below). In addition, Landlord will operate, maintain and repair the common areas of the Building. Notwithstanding the foregoing, except as otherwise provided in this Lease, Tenant will be responsible for and will pay all expenses and costs arising from the negligence or willful misconduct of Tenant and its agents and employees.

B.  Repairs By Tenant. Except as provided in paragraph A of Section 8 above and elsewhere in this Lease and except for damages resulting from Landlord’s negligence or willful misconduct, Tenant will, at Tenant’s sole cost and expense, keep the Premises in good repair and condition at all times during the Term and Tenant shall promptly and adequately repair all damage to the. Premises and replace and repair all damaged or broken fixtures and appurtenances under the supervision and subject to the approval of the Landlord, and within any reasonable period of time specified by the Landlord. Tenant acknowledges and agrees to keep in good order and repair, at Tenant’s sole cost and expense, the water pipes, sewer drains, lamps, bulbs, ballasts and starters, and any and all mechanical devices within the Premises, Tenant shall, promptly and at its sole expense, replace all glass on the Premises which may be broken with glass of the same size and quality as the glass broken.

Tenant hereby acknowledges and agrees that a substantial portion of the Building’s HVAC systems and equipment are designed for Tenant’s process load (i.e., cleanroom applications etc.). Landlord and Tenant each acknowledge and agree that the only HVAC units not designed for Tenant’s process load are the units listed on Exhibit “E” attached hereto (the “Excluded HVAC Units”). Tenant acknowledges and agrees that it shall be responsible, at its sole cost and expense, for the preventative maintenance and repair of the heating, ventilating and air-conditioning systems and equipment for the entire Building including the Excluded HVAC Units. Tenant further acknowledges and agrees that it shall be responsible, at its sole cost and expense, for the replacement of the heating, ventilating and air-conditioning systems and equipment for the entire Building with the exception of the Excluded HVAC Units.

Upon the expiration of the Term or upon the termination of Tenant’s possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall have performed all the necessary preventative maintenance, repair, and replacement of the heating, ventilating and air-conditioning systems and equipment for the entire Building (with the exception of the replacement of the Excluded HVAC Units) and such shall be in good working order.

If the Tenant fails to satisfy any of the foregoing responsibilities, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times (without unnecessary disturbance to Tenant) to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord Shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

9.                                      ADDITIONS AND ALTERATIONS:

A.  Landlord’s Consent. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. Landlord’s refusal to give said consent shall be conclusive, but shall not be unreasonably withheld, conditioned, or delayed. If Landlord consents to said alterations, improvements or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, and plans and specifications plus permits necessary for such work. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant’s expense by employees of, or contractors hired by, Landlord except to the extent Landlord gives its prior written consent to Tenant’s hiring contractors. Tenant shall promptly pay to Landlord or to Tenant’s contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. If such work is performed by Landlord, Tenant shall also pay td Landlord a management fee equal to [*] of the cost of such work. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractor’s affidavits and full and final waivers of all liens for labor, services or materials. If Tenant performs such work, Tenant shall defend and hold Landlord and the Land and Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Sections 8 and 9 shall be done in a first-class workmanlike manner, using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

B.  Landlord’s Ownership of Alterations, Improvements and Additions. At the termination of this Lease, whether by lapse of time or otherwise, all alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord shall, without compensation to Tenant, become Landlord’s property at the termination of this Lease by lapse of time or otherwise and shall be relinquished to Landlord in good condition, ordinary wear and tear excepted.

10.                               COVENANT AGAINST LIENS:

A.  No Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or material men or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises and in case of any such lien attaching, Tenant covenants and agrees to cause it to be within thirty (30) days, released and removed of record or bonded in a manner reasonably satisfactory to Landlord.

B.  Landlord’s Right to Remove Liens. In the event that the Tenant does not undertake appropriate action to have the lien released within thirty (30) days or a reasonable period of time after Tenant is notified that a lien or encumbrance has been imposed against the Landlord’s title or interest in the land, building or premises, then the Landlord, at its sole option, may take all action necessary to release and remove such lien, without any duty to investigate the validity thereof and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney’s fees) incurred by Landlord in connection with such lien. Provided, however, that in the event Tenant shall be desirous of disputing a lien, Tenant shall notify Landlord forthwith and shall deposit into a trust account to be held by Landlord’s attorneys, an amount sufficient to release the lien should Landlord be required to do so at any time by its lender or if required in connection with marketable title to the Premises.

11.                               INSURANCE:

A.  Waiver of Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by Fire, Extended Coverage and other Property Insurance Policies existing for the benefit of the respective parties.

B.  Landlord’s Insurance. Landlord shall carry and maintain during the entire Term of this Lease, fire and extended coverage insurance for the full replacement value of the Building.

C.  Tenant’s Insurance. Tenant shall carry and maintain Comprehensive General Liability insurance during the entire Term of this Lease insuring Tenant and Landlord as their interests may appear from an insurance company licensed to do business in the State of Indiana, and Tenant shall maintain the following coverage in the following amounts:

(i)  In case of personal injury to or the death of any person or persons, not less than [*] for each injury or death to a person and [*] for each incident involving personal injury or death to persons, and, in case of property damage, not less than [*] for anyone occurrence; and

(ii)  In case of fire, sprinkler leakage, malicious mischief, vandalism and other extended coverage perils, for the full insurable replacement value of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises.

Tenant shall, prior to the Commencement Date, furnish Landlord with certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least ten (10) days prior written notice to Landlord or Tenant.

D.  Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Section 11D, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall require Tenant to make immediate payment of the increased insurance premium. Landlord will provide Tenant with written evidence documenting the increased premium, upon request from Tenant.

12.                               FIRE OR CASUALTY:

Section 8 hereof notwithstanding, if the Premises or the Building, including machinery or equipment used in its operation) shall be damaged by fire or other casualty, and if such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control. If any such damage renders all, or a substantial portion of the Premises or Building untenantable, either Tenant or Landlord shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant’s possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the other at any time within sixty (60) days after the date of such damage, Unless this Lease is terminated as provided in the two (2) proceeding sentences, Landlord shall proceed with reasonable promptness to repair and restore the Premises with an appropriate abatement of rent or a proportionate basis being made to reflect that portion of the Premises rendered untenantable for any period of time. For the purposes of this Section B the term “untentable” shall mean that Tenant cannot conduct its business activities within the Premises in a manner reasonably comparable to the manner in which Tenant conducted its business operations prior to the occurrence of the damage.

Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 12 to repair or restore any portion of the alterations, additions, improvements and decorations thereto except to the extent that such alterations, additions, improvements and decorations are fixed and permanent and were provided by Landlord, at Landlord’s cost, at the beginning of the Term. If Tenant wants any other or additional repairs or restorations and if Landlord consents thereto the same shall be done at Tenant’s expense, subject to all of the provisions of Section 8 hereof.

13.                               WAIVER OF CLAIMS —INDEMNIFICATIONS:

To the extent not prohibited by law, Landlord and its officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building or of any other person, except if caused by the negligence of Landlord. This provision shall apply particularly (but not exclusively) to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures, and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage, whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof without limitation of any other provisions hereof. Tenant and Landlord agree to defend, protect, indemnify and save harmless each other from and against all liability to third parties arising out of the acts of Tenant or Landlord and its servants, agents, employees, contractors, suppliers, workmen and invitees. Notwithstanding the above, Landlord shall be liable for damages or injuries caused in any way by the above events if Landlord or those for whom Landlord is legally responsible act negligently or intentionally.

14.                               NONWAIVER:

No waiver or any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of the Tenant’s right to possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

15.                               CONDEMNATION:

If the Land or the Building or any substantial portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a “taking”) , or if the configuration of any street, alley, riverbank, or bridge adjacent to the Building is changed by any competent authority and such taking or change in configuration makes it necessary or desirable to remodel or reconstruct the Building, Landlord or Tenant shall have the right, exercisable at its sole discretion, to cancel this Lease as soon as possible, and in all cases upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration, provided Tenant shall be entitled to assert its own claim against the condemning authority for relocation expenses, etc.

16.                               ASSIGNMENT AND SUBLETTING:

A.  Prohibition Against Assignment or Subletting. Except as provided in this Section 16, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed: (i) assign, convey, or mortgage this Lease or any interest hereunder; (ii) suffer to occur or permit to exist any assignment of this Lease, or any lien upon Tenant’s interest, involuntarily or by operation of law; (iii) sublet the Premises or any part hereof; or (iv) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. Landlord’s consent to any assignment, subletting or transfer or Landlord’s election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect Rent from such assignee, subtenant or transferee shall not release the original Tenant from any covenant or obligation under this Lease. Landlord’s consent, to any assignment, subletting or transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future assignment, subletting or transfer.

B.  Landlord’s Right to Terminate. Except as provided below in this Paragraph 16, Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet for the proposed term of the sublease or assignment, whether by requesting landlord’s consent thereof or otherwise. Landlord may exercise such right to terminate by giving written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of such part of the Premises on the latter of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord’s notice of termination to Tenant.

C.  Landlord’s Receipt of Profit. In the event that Landlord fails to exercise its termination right as set forth in the preceding paragraph, and in the event that

Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord’s consent, if landlord so elects to consent, Tenant shall pay to Landlord fifty percent (50%) of the profit derived by Tenant from such assignment or sublease. Tenant shall furnish landlord with a sworn statement setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records, and papers of Tenant in relation thereto and to make copies thereof. Any Rent in excess of that paid by Tenant hereunder realized by reason of such assignment shall be deemed an item of such profit. If a part of the consideration for such assignment shall be payable other than in cash the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other noncash considerations in such form as is satisfactory to Landlord. Such percentage of Tenant’s profit shall be paid to Landlord promptly by Tenant upon Tenant’s receipt from time to time or periodic payments from such assignee or subtenant or at such other time as Tenant shall realize its profits from such assignment or sublease.

17.                               SURRENDER OF POSSESSION:

Upon the expiration of the Term or upon the termination of Tenant’s right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and tear, fire or other casualty excepted.  Any interest of Tenant in the alterations, improvements and additions to the Premises, (including without limitation all carpeting or floor covering) made or paid for by Landlord or Tenant, shall without compensation to Tenant, become Landlord’s property at the termination of this Lease by lapse of time or otherwise, and such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear and tear, fire or other casualty excepted. At the termination of the Term or of Tenant’s right of possession, Tenant agrees to remove the following items of Tenant’s property: office furniture, trade fixtures, office equipment and all other items of Tenant’s property on the Premises. At Tenant’s option, Tenant shall repair damages to Landlord’s satisfaction, or Tenant shall pay to Landlord upon demand, the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may, at its option, accept the title to such property or at Tenant’s expense may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

18.                               HOLDING OVER:

Tenant shall pay to Landlord an amount as Rent equal to Two hundred percent (200%) of the Rent herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof, after the termination of the Term or of Tenant’s right of possession, whether by lapse of time or otherwise and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. In the event Tenant shall hold over for a period in excess of sixty (60) days, then and in that event, at the option of Landlord expressed in a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of this Lease for a period of one (1) year at such Base Rent (increased by five percent (5%) over the Base Rent payable at the Lease termination date) and Additional Rent as would be applicable for such year, and for purposes of determining the Additional Rent for any renewal period the original Base Year shall remain as the Base Year. The provisions of this Paragraph 18 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

Tenant shall be deemed to have retained possession of the Premises if it fails to remove its property from the. Premises as required in Paragraph 17 such that Landlord is reasonably prevented from delivering possession of all or any part of the Premises to a subsequent tenant,

19.                               ESTOPPEL CERTIFICATE:

Tenant agrees that, from time to time, upon not less than ten (10) days prior request by Landlord, the Tenant, or Tenant’s duly-authorized representative having knowledge of the following fasts, will deliver to Landlord a statement in writing certifying to the extent true (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect) ; (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in reasonable detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as Exhibit “C” and made a part hereof, it being intended that any such statement may be relied upon by any prospective mortgagees thereof, or any prospective assignee of any mortgage thereof, Tenant shall execute and deliver to Landlord, the estoppel certificate attached as Exhibit “C” and whatever reasonable instruments may be required for such purposes, and in the event Tenant fails so to do within twenty (20) days after demand writing, Tenant may, at Landlord’s option, be considered in default under this Lease.

20.                               SUBORDINATION:

This Lease is subject and subordinate to all present and future ground or underlying leases of the Land, and to the lien of any mortgages or trust deeds, now and hereafter in force against the Land and Building, or either, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds or the lessors under such mortgages or trust deeds or the lessors under such ground leases or underlying ].eases require in writing that this Lease shall be superior thereto. Tenant shall,. at Landlord’s request, execute such further reasonable instruments or assurances as may reasonably be necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, provided such instruments or assurances do not interfere with Tenant’s rights of quiet enjoyment as set forth in Section 25 below. Tenant hereby irrevocably authorizes Landlord to execute and deliver, in the name of the Tenant, any such instrument or instruments if Tenant fails to do so provided that such execution and delivery by Landlord shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Landlord agrees to use its best efforts to obtain and deliver to

Tenant a non-disturbance agreement running to the benefit of Tenant from all holders of subordinated or superior interests, upon Tenant executing any of the aforedescribed subordination documents.

21.                               CERTAIN RIGHTS RESERVED BY LANDLORD:

Landlord shall have the following rights, each of Which Landlord may exercise without notice to Tenant, except as provided below, and the reasonable exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent and any other claim.

A.  Upon reasonable advance notice to Tenant to change the Building’s name or street address.

B.  To install, affix and maintain any and all signs on the exterior and in the interior of the Building.

C.  To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any said work, to temporarily close doors, entryway, public space and corridors in and about the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable by Tenant.

D.  To retain, at all times, and to use in appropriate instances, including an emergency or as necessary during regular business hours after advance notice to Tenant, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord, not to be unreasonably withheld or delayed. Notwithstanding the provisions for Landlord’s access to Premises, Tenant relieves and releases the Landlord of all responsibility for claims arising out of theft, robbery and pilferage to the extent that such claims or liabilities are not the result of the negligent acts or omissions of Landlord, its officers, agents, servants, employees and/or contractors. Upon. the expiration of the Term or of Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

E.  To designate and approve, prior to installation, all types of window treatments, shades, blinds or draperies.

F.  To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building (so as not to exceed the legal live load per square foot designated by the structural engineers for the Building) and to require all such items and furniture and similar items to be moved into or out of the Building and the Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written consent of the Landlord. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

G.  To close the Building after regular working hours and on Saturdays, Sundays and legal holidays; subject, however, to Tenant’s right to admittance to the Premises under such regulations as Landlord may reasonably prescribe from time to time, which may include but shall not be limited to, a requirement that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and establish their right to enter or leave the Building. Such regulations may include, but shall not be limited to, the requiring of identification from Tenant’s employees, agents, clients, customers, invitees, visitors or guests. Tenant shall have access to the Premises 24 hours per day, seven days a week, 52 weeks per year.

H.  To establish reasonable controls for the purpose of regulating all property and packages (both personal and otherwise) to be moved into or out of the Building and the Premises.

I.  To regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of the loading docks, receiving areas and freight elevators.

J.  To show the Premises to prospective tenants during regular business hours upon advance notice to Tenant during the last nine (9) months of the Term, and if abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

K.  To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

L.  Except in cases of emergency, to enter the Premises during Tenant’s normal business hours upon reasonable advance notice to inspect the Premises. During such inspections, Landlord shall not unreasonably interfere with Tenant’s use of the Premises.

22.                               RULES AND REGULATIONS:

Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit 4D” and made a part hereof. Both Landlord and Tenant shall have the right from time to time to recommend additional reasonable rules and regulations, or changes to the then existing rules and regulations, which they deem may be desirable for the use, entry, operation and management of the Premises and Building, and neither party shall unreasonably disagree to such recommendations. Each of such rules and regulations and any amendments thereto when mutually agreed shall become a part of this Lease. Tenant shall comply with all such rules and regulations provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein granted to Tenant. Landlord agrees to enforce such rules and regulations in a non-discretionary manner.

23.                               TENANT’S DEFAULT, LANDLORD’S REMEDIES:

A.  If default shall be made in payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for five (5) days after due date, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, provided that if such default cannot reasonably be cured within thirty (30) days the period of grace shall be extended for so long as Tenant in good faith is diligently prosecuting a cure, but, in no event whatsoever, shall such cure period extend beyond ninety (90) days, or if a default involves a hazardous condition and is not cured or action commenced to cure by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied or under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within thirty (30) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty (30) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant’s inability to meet Tenant’s debts as they mature, or if Tenant shall abandon and cease paying Rent for the Premises during the Term, then Landlord may treat the occurrence of anyone or more of the foregoing events as a breach of this Lease, and thereupon at its option may by process of law and without breaching the peace, with notice to Tenant, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

(i)  Landlord may cancel and terminate this Lease by notice in writing to Tenant, and if such notice is given, all rights of the Tenant to the use and occupancy of the Premises will terminate as of the date set forth in such notice, and Tenant will at once surrender the possession of the Premises to Landlord and remove all of Tenant’s effects therefrom, and Landlord may forthwith re-enter the Premises and repossess itself thereof No termination of this Lease prior to the normal expiration thereof will affect Landlord’s right to collect Rent for the period prior to the termination thereof. If Tenant holds over after said notice of termination hereunder for a period of thirty (30) or more days, by failing to deliver possession, use and occupancy to Landlord, or by failing to remove all of Tenant’s effects therefrom, or otherwise, then Tenant will be deemed to be a tenant from month to month, and the value of the use of the Premises by Tenant as such tenant will be calculated in accordance with Section 18 above.

(ii)  Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit, so long as such can be accomplished without a breach of the peace., by taking peaceful possession or otherwise, without termination this Lease, in which event Landlord will use reasonable best efforts to relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages, a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the reasonable costs and expenses of all decoration, repairs, remodeling, alterations and additions, and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand. therefor from time to time. Nothing set forth herein shall relieve Landlord from its obligation to act reasonably to mitigate damages.

B.  Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 23 from time to time.

C.  Notwithstanding any other provisions contained in this Lease, in the event (i) Tenant, or its successors or assigns, shall become insolvent or bankrupt, or if it or their interest under this Lease shall be Levied upon or sold under execution or other legal process, or; (ii) is seized or taken over by Tenant’s supervisory authority (“Authority”) , Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority; provided, further, that in the event this Lease is terminated by the receiver or liquidator, the maximum claim of Landlord for Rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall by law in no event be in an amount greater than all accrued and unpaid Rent to the date of such termination.

24.                               EXPENSE OF ENFORCEMENT:

A.  Tenant shall pay upon demand all Landlord’s reasonable costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel (except in-house counsel, if any), agents and others retained by Landlord incurred in enforcing the Tenant’s obligations hereunder or incurred by the Landlord in any negotiation or transaction (not including the negotiation and preparation of this Lease) in which the Tenant causes the Landlord, without the Landlord’s fault, to become involved or concerned.

B.  In the event any litigation is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party, in such litigation shall be entitled to reasonable attorneys’ fees to be fixed by the court in such action or proceeding.

25.                               COVENANT OP QUIET ENJOYMENT:

The Landlord covenants that the Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed, shall during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements hereof.

26.                               INTENTIONALLY DELETED

27.                               ENVIRONMENTAL PROVISIONS:

A.  “Hazardous Materials” include substances (i) which require remediation under any Environmental Laws; or (ii) which are or become defined as a “hazardous waste”, “hazardous substance”, pollutant or contaminant under any Environmental Laws; or (iii) which are toxic, explosive, corrosive, flammable, infectious, radioactive carcinogenic or mutagenic; or (iv) which contain petroleum hydrocarbons, polychlorinated biphenyls, asbestos, asbestos containing materials or urea formaldehyde.

B.  “Environmental Laws” mean all applicable present and future statutes, regulations, rules, ordinances, codes, permits or orders of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and their political subdivisions and all applicable judicial, administrative and regulatory decrees and judgments relating to the protection of public health or safety or of the environment.

C.  “Environmental Damages” means all claims, judgments, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement resulting from violations of Environmental Laws, and including, without limitation; (i) damages for personal injury and injury to property or natural resources; (ii) reasonable fees and disbursements of attorneys, consultants, contractors, experts and laboratories; and (iii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Law and other costs reasonably necessary to restore full economic use of the Leased Premises or Project.

D.  Tenant agrees to indemnify, defend, reimburse and hold Landlord harmless against any Environmental Damages incurred by Landlord arising from Tenant’s breach of paragraph E of this Section 27 Landlord agrees to indemnify, defend, reimburse and hold Tenant harmless Against any Environmental Damages incurred by Tenant arising from Landlord’s breach of paragraph E of this Section 27. The obligations of both parties in this paragraph shall survive the termination of this Lease and the discharge of all other obligations owed by the parties to each other under this Lease.

E.  Landlord and Tenant shall: (i) comply with all Environmental Laws; (ii) not cause or permit any Hazardous Materials to be treated, stored, disposed of, generated, or used in the Leased Premises or the Building, provided, however, that Landlord and Tenant may each store, use or dispose of products customarily found in offices and used in connection with operation and maintenance of property if each complies with all Environmental Laws and does not contaminate the Leased Premises, the Building or the environment; and (iii) promptly after receipt, deliver to the other party a copy of any communication concerning any past or present, actual or potential violation of Environmental Laws.

28.          MISCELLANEOUS:

A.            Rights Cumulative. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

B.            Late Payment Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is difficult to ascertain. Such casts, include, but are not limited to, processing and accounting charges, attorneys’ fees and late charges which will be imposed upon Landlord by the terms of the mortgage covering the Premises. Accordingly, if any sum due from Tenant for Rent shall not be received by Landlord, or Landlord’s designee, on or before the fifth (5th) day of each month that said Rent is due as provided for herein, then, and in that event, Tenant shall pay to Landlord a late charge equal to ten percent (10R) of such overdue amount for each month, or part thereof, that said payment is overdue. said late charge amount shall be due notwithstanding any cure periods Tenant may have under Section 23 above. The parties hereby agree that such late charges represent a fair and reasonable estimate of the coat that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

C.            Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. Further, Landlord and Tenant acknowledge and agree that when the word “term” is used herein, it shall also mean and refer to any additional renewed terms that Tenant shall exercise.

D.            Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 16 hereof.

E.            Lease Contains All Terms. All of the representations and obligations of Landlord and Tenant are contained herein and in the Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding the Landlord or Tenant unless in writing signed by Landlord and Tenant or by a duly authorized agent of the Landlord or Tenant empowered by a written authority signed by Landlord or Tenant.

F.            Delivery for Examination. Submission of the form of the Lease for examination shall not bind Landlord or Tenant in any manner, and no Lease or obligations of the Landlord or Tenant shall rise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

G.            No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

H.            Modifications of Lease. If any lender requires, as a condition to its lending funds, the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications will not require Tenant to pay any additional amounts or otherwise, change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord’s request execute appropriate instruments effecting such modification.

I.             Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer of Landlord’s interest in this Lease Landlord shall automatically be released from all liability under this Lease, except for liability based on Landlord’s negligence or intentional acts or omissions and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to the Landlord for the performance of its obligations hereunder.

J.             Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

K.            Prohibition Against Recording. Except if required by applicable law, neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by the Tenant or Landlord or by anyone acting through under or on behalf of the Tenant or Landlord, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

L.            Caption. The captions of sections, paragraphs and subparagraphs ate for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections, paragraphs or subparagraphs.

M.           Covenants and Conditions. All of the covenants of Tenant and Landlord hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

N.            Only Landlord/Tenant Relationships. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

O.            Definition of “Landlord”. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of the Landlord’s beneficiaries and all partners therein and the agent and employees thereof.

P.            Landlord to Act Reasonable. Wherever in this Lease provision is made for the approval or consent of Landlord, or that any matter is to be to Landlord’s satisfaction, or that any matter is to be estimated or determined by Landlord, or Tenant is required to pay any attorneys’ fees or other costs, or the like, such approval, consent, satisfaction, estimate, determination, attorneys’ fees, costs, or the like, shall be made, given or determined by Landlord pursuant to a reasonable application of judgment in accordance with the prevailing standard of commercial custom.

Q.            Broker. Tenant and Landlord each represent and warrant to the other that they have not dealt with any broker in connection with this Lease.

R.            Counterparts. This Lease and any amendments, waivers, consents or supplements, may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts shall constitute but one lease.

S.             Jointly Drafted Lease. This Lease is the result of the joint efforts and negotiations of the parties hereto with each party being represented, or having the opportunity to be represented, by legal counsel of its own choice, and no singular party is the author or drafter of the provisions hereof. Each of the parties assumes joint responsibility for the form and composition of each and all of the contents of this Lease and each party agrees that this Lease shall be interpreted as though each of the parties participated equally in the composition hereof and each and every term and provision. The parties agree that the rule of judicial interpretation to the effect that any ambiguity or uncertainty contained in an agreement is to be construed against the party who drafted the agreement shall not be applied in the event of any disagreement or dispute arising out of this Lease.

T.            Choice of Law.  This Lease shall be governed and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Indiana, without reference to the conflict of laws principals thereof.

29.          NOTICES:

Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing and shall be deemed given: (i) if and when personally delivered; (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at his/its address set forth below; or (iii) on the second (2nd) Business Day after being deposited in United States registered or certified mail, postage prepaid, addressed to a party at his/its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

A.	If to Landlord:	3589 Sagamore, LLC
c/o INOK Investments, LLC
Attn: [*]
3601 Sagamore Parkway North, Suite C
Lafayette, Indiana 47904

B.	If to Tenant:	ACell, Inc.
Attn [*]
6640 Eli Whitney Drive
Columbia, MD 21046

With copies to:

[*]
ACell, Inc.
6640 Eli Whitney Drive
Columbia, MD 21046

or at such other address or to such other party which any party entitled to receive notice hereunder designates to the other in writing.

30.          LIMITATION ON LANDLORD’S LIABILITY:

It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its members or any of its or their heirs, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

31.          EXECUTION OP LEASE BY CORPORATION:

Upon execution of this Lease, Tenant shall provide Landlord with the following:

(i)  A current Certificate of Good Standing from the Secretary of State evidencing Tenant’s good standing as a corporation; and

(ii)  A current certificate of Authority from the Indiana Secretary of State evidencing Tenant’s authority to transact business in the State of Indiana; and

(iii)  A Resolution of the Board of Directors of Tenant, certified by the Secretary of Tenant as being true and accurate, approving the terms of this Lease and authorizing its execution by the officers executing this Lease in the name of and on behalf of the Tenant.

32.          RENEWAL OPTION. If Tenant shall comply with each of the terms provisions and conditions of this Lease, then Tenant shall have the option to renew the Term of this Lease for two additional consecutive terms of five (5) years each. In order to exercise either option as aforesaid, Tenant must give Landlord notice of exercise no later than six (6) months prior to the last day of the then expiring term. The renewal term shall be on all of the terms and conditions of this Lease applicable to the prior term except that in lieu of the Base Rent payable during the prior term, the Base Rent payable during the renewal term shall be as follows (except as otherwise modified by Section 33 below):

RENEWAL TERM	BASE RENT PER MONTH
Months 121-180 (Ext Term 1)	$	[*]
Months 181-240 (Ext Term 2)	$	[*]

33.          TENANT RIGHT TO ADDITIONAL SPACE. If Tenant shall comply with each of the terms, provisions and conditions of this Lease, Tenant shall have the option over the Term, including any extensions thereof as provided in Section 32 above, to acquire approximately 2,918 rsf of additional office space in the Building (the “Additional Space”) occupied by Landlord as of the Effective Date (the “Right To Occupy”). Not less than 270 days prior to the date upon which Tenant desires to occupy the Additional Space, Tenant shall give Landlord written notice of its election to exercise its Right To Occupy. The earliest date upon which Tenant can begin occupying the Additional Space is November 1, 2017, which requires Tenant to provided Landlord with written notice of its election to occupy the Additional space 270 days prior to November 1, 2017.

Upon not less than 270 days prior written notice to Tenant, Tenant hereby acknowledges and agrees that Landlord can require Tenant to exercise its Right To Occupy and therefore begin occupancy of the Additional Space at any time on or after November 1, 2017.

Unless otherwise agreed by Landlord and Tenant, Tenant’s acquisition and occupancy of the Additional Space shall be subject to and governed by the terms of this Lease with the exception of Base Rent and Additional Rent which for the entire Premises, including the Additional Space, shall be as follows:

TERM	BASE RENT PER MONTH
Date of Tenant’s Occupancy of the Additional Space thru Month 60	$	[*]
Months 61-120	$	[*]
Months 121-180 (Ext Term 1)	$	[*]
Months 181-240 (Ext Term 2)	$	[*]

and “Tenant’s Rentable Area” shall mean 54,000 square feet and “Tenant’s Proportionate Share” shall mean 100% being the percentage calculated by dividing 54,000 square feet into the Tenant’s Rentable Area contained in the Premises.

Prior to Tenant’s occupancy of the Additional space, Landlord shall have the right to remove all furnishings and custom built desks.

34.          PARKING. Landlord shall maintain during the Term a minimum of one hundred twenty (120) unreserved, surfaced parking spaces for use by the tenants of the Building. Tenant’s parking shall be free of charge throughout the Term or any extension thereof.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

LANDLORD		TENANT

3589 Sagamore, LLC, an Indiana		ACell, Inc., a Delaware
limited liability company		corporation

By: INOK Investments, LLC, an Indiana limited liability company, as sole member		By:	/s/ Miles H. Grady

		Printed:	Miles H. Grady

		Title:	SVP/General Counsel

By:	/s/ Jerry A. Brand

Jerry A. Brand, Manager

EXHIBIT A

Premises

EXHIBIT B

[Intentionally Deleted]

EXHIBIT C

Tenant agrees to the form of this Exhibit C and will execute this document when reasonably requested by Landlord provided that the representations contained herein are true as of the date that Landlord requests Tenant to execute this document.

ESTOPPEL STATEMENT Re: Lease Dated:
Landlord:
Premises:

The undersigned, as Tenant under the Lease aforesaid, hereby acknowledges for the benefit of                                                         which has or is about to make a loan to the Landlord aforesaid, part of the security for which will by a mortgage covering the Premises aforesaid and an assignment of Landlord’s interest in said Lease, the truth and accuracy of the following statements pertaining to said Lease.

1. Tenant has accepted and is in full possession of the Premises.

2. The term of the Lease commenced on                                                                                                                      and the Lease is in full force and effect.

3. Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in the Lease.

4. All improvements, additions and alterations required to be made by the Landlord with respect to the Premises have been fully completed by Landlord and are acceptable to Tenant except for                                                                                                                .

5. Tenant is paying the full Rent stipulated in the Lease and there are not offsets, defenses or claims on the part of Tenant with respect thereto.

5. The fixed annual Rent under the Lease is $                                                                                                          and no monies have been paid to Landlord in advance of the due date set forth in the Lease, except                                                   . A true and complete copy of the

Lease (together with all amendments if any, aforementioned) is attached hereto and hereby made a part hereof.

7.             Tenant acknowledges that                                                                        assumed no liability for its security deposits, if any, or for sums escrowed with the Landlord for taxes in the event that acquires the building in which the Premises are located by foreclosure or by transfer of title in lieu of foreclosure.

8.             Tenant acknowledges that there are no defaults of any terms of the lease by the Landlord, except                                              .

EXHIBIT “D”

RULES AND REGULATIONS

Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building;

(a)  Any sign lettering, picture, notice, or advertisements installed within Tenant’s Premises which is visible to the public from within the Building shall be installed at Tenant’s cost and in such manner, character and style as Landlord may approve in writing. Except as may be required by any Federal or State banking law regulations, no sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside of the Building or from the atrium areas of the Building.

(b)  Intentionally left blank

(c)  Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or atriums, or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

(d)  Tenant shall not make noises, cause disturbances, create vibrations odors or noxious fumes or use or operate any electrical or electronic devices or other devises that emit sounds, or electronic waves, dangerous to other tenants and occupants of the Building or that would interfere with the operations of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devises inside or outside of the Premises.

(e)  Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises as specified in its Lease.

(f)            Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

(g)           Door keys for doors in the Premises will, be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on the doors and, shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

(h)           Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

(i)            Peddlers, solicitors and beggars shall be reported to Landlord or as Landlord otherwise requests.

(j)            Tenant shall not install and operate machinery or any mechanical devices of nature not directly related to Tenant’s ordinary use of the Premises without the written permission of the Landlord.

(k)           No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

(1)           Tenant shall not permit or suffer anyone to:

(1)           Cook in the Premises provided Tenant may install refrigerators, microwave ovens and coffee machines;

(2)           Place vending or dispensing machines of any kind in or about the Premises, unless for the use of its employees only. In the event Tenant shall place any vending or dispensing machines for its employees’ use, Tenant shall be solely responsible for securing all necessary local county, state or federal permits or licenses required for such machines and shall provide Landlord with evidence of the satisfaction of such requirements;

(3)           At any time sell, purchase or give away, or permits the sale, purchase or gift of food in any form. However, with the prior written consent of the Landlord, such activities may be permitted in lounges or other facilities designated for this purpose.

(m)          Tenant shall not;

(1)           Use the Premises for lodging or for any immoral or illegal purposes;

(2)           Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises provided that Tenant may serve alcoholic beverages and food on certain social occasions, such as an open house, client party or similar function. Provided, further, however, that Tenant may not sell at retail alcoholic beverages and Tenant shall, prior to any such events, provide Landlord in advance with written evidence of liability insurance insuring both Tenant and Landlord as their interest appear in connection with the serving of such alcoholic beverages on the Premises;

(3)           Use the Premises to engage in the manufacture of sale of, or permit the use of, any illegal drugs on the Premises.

(n)           Other than alcohol which Tenant uses in the ordinary course of its manufacturing operations, in no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this Paragraph, any insurance premium payable by Landlord for all of any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

(o)           Tenant shall comply with all applicable federal, state, and municipal laws, ordinances and regulations and make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or required additional insurance coverage.

(p)           If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

EXHIBIT “E”

EXCLUDED HVAC UNITS

Unit Number		M/N
1	Lennox	LGC180H2BS2G
2	Lennox	LGC180H2BS2G
3	Lennox	LGC180H2BS2G
4	Lennox	LGC180H2BS2G
5	Lennox	LGC180H2BM2G
6	Lennox	LGC180H2BM2G
7	Lennox.	LGC180H2BM2G
8	Lennox	LGC180H2BM2G
9	Lennox	LGC180H2BS2G

If replacement is required, the above equipment will be replaced with units of comparable size and quality.